Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Third Quarter 2022 Results

Third quarter GAAP earnings per share (EPS) of $0.45, adjusted EPS of $0.42; 21.3% GAAP operating margin, 20.6% adjusted operating margin

“Evolve 2025” strategy starts to take root: new digital U.S. outbound customer growth accelerates 26% in September

Reaffirms 2022 Financial Outlook

DENVER, November 1, 2022: The Western Union Company (NYSE: WU) today reported third quarter 2022 financial results and reaffirmed its full year financial outlook.

The Company’s third quarter revenue of $1.1 billion declined 15% on a reported basis, or 6% on a constant currency basis excluding the contribution from Business Solutions, compared to the prior year period. The suspension of operations in Russia and Belarus negatively impacted revenue by approximately three percentage points, while Argentina inflation benefited revenue by approximately one percentage point.

GAAP EPS in the third quarter was $0.45, compared to $0.57 in the prior year period. The year-over-year decrease in GAAP EPS was primarily due to lower operating profit, partially offset by a lower effective GAAP tax rate and lower share count.

Adjusted EPS in the third quarter was $0.42, compared to $0.63 in the prior year period. The year-over-year decline in adjusted EPS was driven by lower operating profit and a higher adjusted effective tax rate, partially offset by lower share count. For a full reconciliation between GAAP and Adjusted metrics, please see the “Non-GAAP Measures” section of this press release.

In the prior year period, Business Solutions contributed approximately $0.09 to GAAP and adjusted EPS, while operations in Russia and Belarus contributed approximately $0.06 to GAAP and adjusted EPS.

“While third quarter performance was in-line with our prior outlook, it remains below our expectations for longer term results. We remain on track to meet our full year financial outlook,” said Devin McGranahan, President and Chief Executive Officer of Western Union.

McGranahan added, “As a company, we remain focused on execution of our 'Evolve 2025' strategy that we shared at Investor Day. While our digital business slowed and performed below our longer-term expectations in the quarter, we were pleased with early positive results of our revised marketing strategy as U.S. outbound new digital customer acquisition accelerated to double-digit growth in the month of September.”

Interim Chief Financial Officer Matt Cagwin stated, “Europe and CIS continued to be the largest drag on results as the epicenter of the conflict in Ukraine. In North America, we saw quarterly sequential improvement in transactions and new customers driven by our enhanced marketing program, while our business in Latin America and Caribbean continued to perform solidly in the quarter.”

Q3 Business Highlights

•
C2C revenues declined 11% on a reported basis, or 8% constant currency, while transactions declined 12% compared to the prior year period. The suspension of operations in Russia and Belarus negatively impacted C2C revenue and transactions by 3% and 9%, respectively. Regionally, transaction declines in Europe and CIS, North America, APAC, and MEASA were partially offset by transaction growth in LACA.

•
Digital money transfer revenues declined 12% on a reported basis, or 9% constant currency, while transactions declined 20%. Digital money transfer represented 24% and 34% of total C2C revenues and transactions, respectively. The suspension of operations in Russia and Belarus negatively impacted digital money transfer revenue and transactions by 7% and 22%, respectively.

•
Branded Digital revenue declined 8% on a reported basis, or 5% constant currency on transaction declines of 1%. The suspension of operations in Russia and Belarus negatively impacted both Branded Digital revenue and transactions by 2% in the quarter.

Q3 Financial Highlights

•
GAAP operating margin in the quarter was 21.3%, compared to 24.8% in the prior year period. The adjusted operating margin was 20.6% compared to 25.2% in the prior year period, with the prior year positively impacted by 90 basis points from the inclusion of Business Solutions. The decrease in the adjusted operating margin in the quarter was primarily due to lower revenue and increased strategic investments in technology and marketing.

•
The GAAP effective tax rate in the quarter was 10.2%, compared to 20.2% in the prior year period, and the decrease was primarily due to changes in discrete tax items offset by the sale of Business Solutions and the Company's decision to suspend its operations in Russia and Belarus. The adjusted effective tax rate was 15.5% in the quarter, compared to 13.7% in the prior year period, primarily due to an increase in the proportion of higher taxed earnings and the effects of changes in U.S. tax rules.

•
Cash flow from operating activities was $522 million year-to-date. The Company returned $450 million to shareholders year-to-date, consisting of $273 million in dividends and $177 million of share repurchases.

2022 Outlook

Today, the Company reaffirmed its full year 2022 financial outlook provided on August 3, 2022. The outlook assumes current macroeconomic conditions will continue for the remainder of the year.

During the third quarter, the Company agreed with Goldfinch Partners LLC and The Baupost Group LLC to complete the divestiture of Business Solutions in three closings instead of two, the first of which occurred on March 1, 2022. GAAP figures reflect an expected partial year of Business Solutions ownership, including contractual payments to the buyers, representing profits between the first and third closings, associated divestiture and acquisition costs, exit costs, and an estimated pre-tax gain of approximately $274 million of which $151 million was recognized year-to-date. The second closing, which includes the United Kingdom operations, is currently expected to occur in December 2022, pending required regulatory approvals, and which will result in a pre-tax gain of approximately $93 million, subject to regulatory capital adjustments. The third closing, which includes the European Union operations, is currently expected to occur in the first quarter of 2023, pending required regulatory approvals, at which time the remainder of the gain will be recognized, subject to regulatory capital adjustments.

Adjusted revenue growth and operating margin exclude contributions from Business Solutions. In addition, adjusted operating margin excludes associated divestiture and acquisition costs, Business Solutions exit costs, and costs related to the exit from Russia and Belarus. The adjusted effective tax rate and EPS exclude the expected gain on sale of Business Solutions, acquisition and divestiture costs, Business Solutions exit costs, exit costs from Russia and Belarus, and the reversal of uncertain tax positions.

The 2022 outlook is as follows:

Revenue	GAAP: approximately -11% to -13% Adjusted (constant currency, excluding the impact of Argentina inflation and proforma for the planned sale of Business Solutions): mid-single digit decline
Operating Profit Margin	GAAP and Adjusted: a range of 20% to 21%
Effective Tax Rate	GAAP: approximately 20% Adjusted: mid-teens range
EPS	GAAP: $2.18 - $2.28 Adjusted: $1.75 - $1.85

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at

https://ir.westernunion.com.

Adjusted constant currency revenue growth metrics for 2022 exclude contributions from Business Solutions. Adjusted operating profit metrics for 2022 exclude contributions from Business Solutions, acquisition and divestiture costs, Russia and Belarus exit costs, and Business Solutions exit costs. The adjusted effective tax rate and EPS metrics for 2022 exclude the expected gain on sale of Business Solutions, acquisition and divestiture costs, Business Solutions exit costs, exit costs from Russia and Belarus, and the reversal of uncertain tax positions.

Adjusted constant currency revenue growth metrics for 2021 exclude contributions from Business Solutions. Adjusted operating profit metrics for 2021 periods exclude acquisition and divestiture costs. Adjusted tax rate and earnings per share metrics for 2021 periods exclude the following items and the related taxes, as applicable: acquisition and divestiture costs, the impact from the gain on an investment sale, debt retirement expenses,

Business Solutions change in permanent reinvestment tax assertion, and non-cash expenses associated with the termination of the Company’s pension plan.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg.

Investor and Analyst Conference Call and Presentation

The Company will host a conference call and webcast at 4:30 p.m. ET today.

To listen to the conference call via telephone in the U.S., dial +1 (669) 900-6833 or +1 (253) 215-8782 fifteen minutes prior to the start of the call, followed by the meeting ID, which is 989 1814 1385 and the passcode, which is 686785. To listen to the conference call via telephone outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 989 1814 1385 and the passcode, which is 686785.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least fifteen minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," "projects," "designed to," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2021. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, such as COVID-19, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price and customer experience, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in tax laws, or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; (iii) other events, such as catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement and payments. Western Union’s platform provides seamless cross-border flows and its leading global financial network bridges more than 200 countries and territories and approximately 130 currencies. We connect consumers, businesses, financial institutions, and governments through one of the world’s widest reaching networks, accessing billions of bank accounts, millions of digital wallets and cards, and a substantial global network of retail locations. Western Union connects the world to bring boundless possibilities within reach. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q21	4Q21	FY2021	1Q22	2Q22	3Q22	YTD 3Q22
Consolidated Metrics
Revenues (GAAP) - YoY % change		2%	1%	5%	(4)%	(12)%	(15)%	(11)%
Adjusted revenues (non-GAAP) - YoY % change	(a)	2%	2%	4%	(2)%	(8)%	(11)%	(7)%
Adjusted revenues, excluding Business Solutions (non-GAAP) - YoY % Change	(a)	0%	1%	4%	(1)%	(4)%	(6)%	(4)%
Operating margin (GAAP)		24.8%	24.7%	22.1%	20.5%	23.2%	21.3%	21.7%
Adjusted operating margin (non-GAAP)	(b)	25.2%	24.9%	22.5%	22.5%	23.3%	21.2%	22.3%
Adjusted operating margin, excluding Business Solutions operating income (non-GAAP) (1)	(b)	N/A	N/A	N/A	21.8%	23.3%	20.6%	22.0%

EBITDA margin (non-GAAP)	(c)	28.8%	28.4%	26.3%	24.6%	27.2%	25.4%	25.7%

Consumer-to-Consumer (C2C) Segment Metrics
Revenues (GAAP) - YoY % change		0%	(1)%	4%	(5)%	(9)%	(11)%	(8)%
Adjusted revenues (non-GAAP) - YoY % change	(g)	(1)%	0%	3%	(3)%	(6)%	(8)%	(6)%

Transactions (in millions)		76.6	78.3	305.9	69.7	68.2	66.9	204.8
Transactions - YoY % change		(1)%	0%	5%	(4)%	(13)%	(12)%	(10)%

Total principal ($- billions)		$27.7	$27.7	$109.0	$24.8	$24.5	$24.1	$73.4
Principal per transaction, as reported - YoY % change		4%	4%	8%	1%	0%	0%	0%
Principal per transaction, constant currency - YoY % change	(h)	3%	4%	6%	3%	4%	4%	4%

Cross-border principal, as reported - YoY % change		4%	5%	15%	(3)%	(12)%	(13)%	(10)%
Cross-border principal, constant currency - YoY % change	(i)	3%	5%	14%	(1)%	(9)%	(9)%	(6)%

Operating margin		24.3%	24.2%	22.2%	20.7%	22.0%	19.7%	20.8%

Digital money transfer revenues (GAAP) - YoY % change	(hh)	15%	13%	22%	5%	(6)%	(12)%	(4)%
Digital money transfer foreign currency translation impact	(k)	(1)%	(1)%	(1)%	1%	3%	3%	2%
Adjusted Digital money transfer revenues (non-GAAP) - YoY % change	(hh)	14%	12%	21%	6%	(3)%	(9)%	(2)%
Digital money transfer transactions - YoY % change		19%	17%	32%	4%	(20)%	(20)%	(13)%

Branded Digital revenues (GAAP) - YoY % change	(gg)	12%	9%	18%	4%	(1)%	(8)%	(2)%
Branded Digital foreign currency translation impact	(k)	(1)%	0%	(1)%	1%	2%	3%	3%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	(gg)	11%	9%	17%	5%	1%	(5)%	1%
Branded Digital transactions - YoY % change	(gg)	9%	6%	19%	0%	(3)%	(1)%	(1)%

______________________________________________________________________________________________

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (r) below for more information.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q21	4Q21	FY2021	1Q22	2Q22	3Q22	YTD 3Q22
C2C Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	(2)%	2%	1%	(1)%	(2)%	(5)%	(3)%
NA region foreign currency translation impact	(k)	0%	0%	0%	0%	0%	0%	0%
Adjusted NA region revenues (non-GAAP)	(aa), (bb)	(2)%	2%	1%	(1)%	(2)%	(5)%	(3)%
NA region transactions	(aa), (bb)	(5)%	(2)%	(1)%	(6)%	(6)%	(5)%	(6)%

EU & CIS region revenues (GAAP)	(aa), (cc)	(3)%	(8)%	3%	(14)%	(21)%	(23)%	(20)%
EU & CIS region foreign currency translation impact	(k)	(2)%	1%	(3)%	4%	5%	7%	6%
Adjusted EU & CIS region revenues (non-GAAP)	(aa), (cc)	(5)%	(7)%	0%	(10)%	(16)%	(16)%	(14)%
EU & CIS region transactions	(aa), (cc)	3%	1%	13%	(7)%	(30)%	(32)%	(23)%

MEASA region revenues (GAAP)	(aa), (dd)	(2)%	2%	4%	2%	(4)%	(5)%	(2)%
MEASA region foreign currency translation impact	(k)	0%	0%	0%	1%	1%	2%	1%
Adjusted MEASA region revenues (non-GAAP)	(aa), (dd)	(2)%	2%	4%	3%	(3)%	(3)%	(1)%
MEASA region transactions	(aa), (dd)	2%	6%	10%	5%	(3)%	(1)%	0%

LACA region revenues (GAAP)	(aa), (ee)	25%	8%	22%	2%	2%	0%	1%
LACA region foreign currency translation impact	(k)	1%	4%	2%	3%	2%	4%	4%
Adjusted LACA region revenues (non-GAAP)	(aa), (ee)	26%	12%	24%	5%	4%	4%	5%
LACA region transactions	(aa), (ee)	10%	2%	9%	2%	4%	3%	3%

APAC region revenues (GAAP)	(aa), (ff)	1%	0%	6%	(6)%	(10)%	(16)%	(11)%
APAC region foreign currency translation impact	(k)	(2)%	0%	(3)%	3%	4%	5%	4%
Adjusted APAC region revenues (non-GAAP)	(aa), (ff)	(1)%	0%	3%	(3)%	(6)%	(11)%	(7)%
APAC region transactions	(aa), (ff)	(13)%	(13)%	(7)%	(13)%	(11)%	(11)%	(12)%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	3Q21	4Q21	FY2021	1Q22	2Q22	3Q22	YTD 3Q22
% of C2C Revenue
NA region revenues	(aa), (bb)	37%	38%	37%	39%	40%	40%	39%
EU & CIS region revenues	(aa), (cc)	32%	31%	32%	29%	28%	28%	29%
MEASA region revenues	(aa), (dd)	15%	15%	15%	17%	16%	16%	16%
LACA region revenues	(aa), (ee)	9%	9%	9%	9%	10%	10%	10%
APAC region revenues	(aa), (ff)	7%	7%	7%	6%	6%	6%	6%

Digital money transfer revenues	(aa)	24%	24%	24%	25%	25%	24%	25%

Other (primarily bill payments businesses in Argentina and the United States and money orders)
Revenues (GAAP) - YoY % change		3%	5%	(1)%	8%	19%	0%	9%
Operating margin		18.3%	21.3%	19.6%	31.7%	40.1%	33.4%	35.3%

% of Total Company Revenue (GAAP)
Consumer-to-Consumer segment revenues		86%	87%	87%	86%	90%	90%	89%
Business Solutions segment revenues		9%	8%	8%	8%	3%	4%	5%
Other revenues		5%	5%	5%	6%	7%	6%	6%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues	$1,089.6	$1,286.3	(15)%	$3,383.6	$3,786.0	(11)%
Expenses:
Cost of services	637.3	720.1	(12)%	1,945.4	2,181.1	(11)%
Selling, general, and administrative	220.5	247.6	(11)%	704.9	798.6	(12)%
Total expenses	857.8	967.7	(11)%	2,650.3	2,979.7	(11)%
Operating income	231.8	318.6	(27)%	733.3	806.3	(9)%
Other income/(expense):
Gain on divestiture of business (a)	—	—	(b)	151.4	—	(b)
Interest income	4.9	0.4	(b)	7.3	1.1	(b)
Interest expense	(25.2)	(25.7)	(2)%	(74.8)	(79.7)	(6)%
Other income/(expense), net	(17.8)	(1.8)	(b)	(25.1)	26.8	(b)
Total other income/(expense), net	(38.1)	(27.1)	41%	58.8	(51.8)	(b)
Income before income taxes	193.7	291.5	(34)%	792.1	754.5	5%
Provision for income taxes	19.8	58.8	(66)%	130.9	117.5	11%
Net income	$173.9	$232.7	(25)%	$661.2	$637.0	4%
Earnings per share:
Basic	$0.45	$0.57	(21)%	$1.70	$1.56	9%
Diluted	$0.45	$0.57	(21)%	$1.70	$1.55	10%
Weighted-average shares outstanding:
Basic	386.5	406.3		388.8	409.1
Diluted	387.6	408.0		389.9	411.3

_________________________________________________

(a)
On March 1, 2022, the Company completed the first close of the sale of its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer"), and received cash consideration of $896.4 million, net of cash divested, subject to the remaining closes and regulatory capital adjustments. The first close excluded the operations in the European Union and the United Kingdom. The second closing is expected to occur in December 2022, and includes the United Kingdom operations. The third closing is expected to occur in the first quarter of 2023 and includes the European Union operations.
(b)
Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	September 30,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$1,176.1	$1,208.3
Settlement assets	3,095.7	2,843.5
Property and equipment, net of accumulated depreciation of $635.4 and $650.4, respectively	112.0	129.4
Goodwill	2,034.6	2,034.6
Other intangible assets, net of accumulated amortization of $730.4 and $731.8, respectively	466.2	417.1
Other assets	1,201.8	737.7
Assets held for sale (a)	814.9	1,452.9
Total assets	$8,901.3	$8,823.5
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$435.7	$450.2
Settlement obligations	3,095.7	2,843.5
Income taxes payable	849.8	870.7
Deferred tax liability, net	161.6	203.8
Borrowings	2,611.0	3,008.4
Other liabilities	668.7	269.4
Liabilities associated with assets held for sale (a)	550.5	821.9
Total liabilities	8,373.0	8,467.9

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 385.9 shares and 393.8 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	3.9	3.9
Capital surplus	983.0	941.0
Accumulated deficit	(337.4)	(537.2)
Accumulated other comprehensive loss	(121.2)	(52.1)
Total stockholders' equity	528.3	355.6
Total liabilities and stockholders' equity	$8,901.3	$8,823.5

_________________________________________________

(a)
Includes balances associated with the Company’s Business Solutions business, which were held for sale as of September 30, 2022 and December 31, 2021. On March 1, 2022, the Company completed the first close of the Business Solutions business, which excluded the operations of the European Union and the United Kingdom, and received the entire cash consideration.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities
Net income	$661.2	$637.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31.8	38.4
Amortization	105.7	121.9
Gain on divestiture of business, excluding transaction costs	(155.8)	—
Gain on the sale of noncontrolling interest in a private company	—	(47.9)
Other non-cash items, net	54.0	124.2
Increase/(decrease) in cash, excluding the effects of divestitures, resulting from changes in:
Other assets	(166.4)	(78.3)
Accounts payable and accrued liabilities	50.6	(27.9)
Income taxes payable	(29.6)	(61.7)
Other liabilities	(29.1)	(19.7)
Net cash provided by operating activities	522.4	686.0
Cash flows from investing activities
Payments for capitalized contract costs	(58.4)	(94.7)
Payments for internal use software	(68.0)	(59.1)
Purchases of property and equipment	(21.1)	(26.4)
Purchases of settlement investments	(663.3)	(336.4)
Proceeds from the sale of settlement investments	544.1	689.9
Maturities of settlement investments	131.9	172.0
Proceeds from the sale of noncontrolling interest in a private company	—	50.9
Purchase of noncontrolling interest in stc Bank	—	(200.0)
Purchases of non-settlement investments	(400.0)	—
Proceeds from divestiture, net of cash divested	896.4	—
Other investing activities	5.1	(3.6)
Net cash provided by investing activities	366.7	192.6
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(275.5)	(288.7)
Common stock repurchased	(193.1)	(235.8)
Net proceeds from/(repayments of) commercial paper	(100.0)	40.0
Net proceeds from issuance of borrowings	—	891.7
Principal payments on borrowings	(300.0)	(1,150.0)
Make-whole premium on early extinguishment of debt	—	(14.3)
Proceeds from exercise of options	9.5	11.6
Net change in settlement obligations	(31.0)	(138.3)
Other financing activities	(0.2)	—
Net cash used in financing activities	(890.3)	(883.8)
Net change in cash and cash equivalents, including settlement, and restricted cash	(1.2)	(5.2)
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	2,110.9	2,143.1
Cash and cash equivalents, including settlement, and restricted cash at end of period	$2,109.7	$2,137.9

	September 30,
	2022	2021
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$1,176.1	$1,003.4
Settlement cash and cash equivalents	817.2	1,082.9
Restricted cash in Other assets	52.4	8.6
Cash and cash equivalents included in Assets held for sale	64.0	43.0
Cash and cash equivalents, including settlement, and restricted cash	$2,109.7	$2,137.9

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues:
Consumer-to-Consumer	$982.4	$1,104.5	(11)%	$3,008.3	$3,282.5	(8)%
Business Solutions (a)	42.6	116.8	(63)%	167.4	312.6	(46)%
Other (b)	64.6	65.0	0%	207.9	190.9	9%
Total consolidated revenues	$1,089.6	$1,286.3	(15)%	$3,383.6	$3,786.0	(11)%
Segment operating income:
Consumer-to-Consumer	$193.7	$268.2	(28)%	$626.5	$708.1	(12)%
Business Solutions (a)	15.9	38.4	(59)%	51.7	61.9	(17)%
Other (b)	21.6	12.0	82%	73.4	36.3	(c)
Total segment operating income	231.2	318.6	(27)%	751.6	806.3	(7)%
Russia/Belarus exit costs (d)	0.6	—	(c)	(10.6)	—	(c)
Business Solutions exit costs (d)	—	—	(c)	(7.7)	—	(c)
Total consolidated operating income	$231.8	$318.6	(27)%	$733.3	$806.3	(9)%
Segment operating income margin
Consumer-to-Consumer	19.7%	24.3%	(4.6)%	20.8%	21.6%	(0.8)%
Business Solutions (a)	37.0%	32.9%	4.1%	30.9%	19.8%	11.1%
Other (b)	33.4%	18.3%	15.1%	35.3%	19.0%	16.3%

_________________________________________________

(a)
On August 4, 2021, the Company entered into an agreement to sell its Business Solutions business to the Buyer. The sale will be completed in three closings, the first of which occurred on March 1, 2022. The second is expected to occur in December 2022, with the third expected in the first quarter of 2023. The operations of the Business Solutions business to be sold in the second and third closings continue to be included in Revenues and Operating income after the first closing. During the period between the first and third closings, the Company will pay to the Buyer a measure of profit of the European Union and United Kingdom operations, while owned by the Company, adjusted for the occupancy charges for employees of the Buyer using Company facilities and other items, as contractually agreed, and this expense is recognized in Other income/(expense), net in the Condensed Consolidated Statements of Income. The related income tax expense on this income is also passed to the Buyer.
(b)
Other primarily includes the Company’s bill payment services which facilitate payments from consumers to businesses and other organizations and the Company’s money order services.
(c)
Calculation not meaningful.
(d)
Represents the exit costs incurred in connection with the suspension of operations in Russia and Belarus and the divestiture of the Business Solutions business.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding the Company’s operating results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze trends in the Company’s underlying business because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	3Q21	4Q21	FY2021	1Q22	2Q22	3Q22	YTD 3Q22
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,286.3	$1,284.8	$5,070.8	$1,155.7	$1,138.3	$1,089.6	$3,383.6
	Foreign currency translation impact	(k)	(2.8)	14.8	(18.3)	33.2	42.1	60.8	136.1
	Adjusted revenues (non-GAAP)		1,283.5	1,299.6	5,052.5	1,188.9	1,180.4	1,150.4	3,519.7
	Less Business Solutions revenues, constant currency (non-GAAP)	(j), (r)	(113.7)	(109.2)	(405.9)	(91.9)	(40.1)	(50.4)	(182.4)
	Adjusted revenues, excluding Business Solutions (non-GAAP)		$1,169.8	$1,190.4	$4,646.6	$1,097.0	$1,140.3	$1,100.0	$3,337.3
	Prior year revenues (GAAP)		$1,258.5	$1,271.8	$4,835.0	$1,210.0	$1,289.7	$1,286.3	$3,786.0
	Less prior year revenues from Business Solutions (GAAP)	(r)	(89.1)	(89.2)	(356.1)	(96.5)	(99.3)	(116.8)	(312.6)
	Adjusted prior year revenues, excluding Business Solutions		$1,169.4	$1,182.6	$4,478.9	$1,113.5	$1,190.4	$1,169.5	$3,473.4
	Revenues (GAAP) - YoY % Change		2%	1%	5%	(4)%	(12)%	(15)%	(11)%
	Adjusted revenues (non-GAAP) - YoY% Change		2%	2%	4%	(2)%	(8)%	(11)%	(7)%
	Adjusted revenues, excluding Business Solutions (non-GAAP) - YoY % Change		0%	1%	4%	(1)%	(4)%	(6)%	(4)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	3Q21	4Q21	FY2021	1Q22	2Q22	3Q22	YTD 3Q22
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$318.6	$316.8	$1,123.1	$237.5	$264.0	$231.8	$733.3
	Acquisition and divestiture costs	(m)	5.5	3.7	15.7	3.3	0.9	0.4	4.6
	Russia/Belarus exit costs	(s)	N/A	N/A	N/A	11.0	0.2	(0.6)	10.6
	Business Solutions exit costs	(s)	N/A	N/A	N/A	7.7	—	—	7.7
	Adjusted operating income (non-GAAP)		$324.1	$320.5	$1,138.8	$259.5	$265.1	$231.6	$756.2
	Less Business Solutions operating income(1)	(r)	N/A	N/A	N/A	(26.5)	(7.9)	(15.6)	(50.0)
	Adjusted operating income, excluding Business Solutions operating income (non-GAAP)		$324.1	$320.5	$1,138.8	$233.0	$257.2	$216.0	$706.2
	Operating margin (GAAP)		24.8%	24.7%	22.1%	20.5%	23.2%	21.3%	21.7%
	Adjusted operating margin (non-GAAP)		25.2%	24.9%	22.5%	22.5%	23.3%	21.2%	22.3%
	Adjusted operating margin, excluding Business Solutions operating income (non-GAAP)(1)		N/A	N/A	N/A	21.8%	23.3%	20.6%	22.0%

(c)	Operating income (GAAP)		$318.6	$316.8	$1,123.1	$237.5	$264.0	$231.8	$733.3
	Depreciation and amortization		51.3	47.9	208.2	46.8	45.9	44.7	137.4
	EBITDA (non-GAAP)	(l)	$369.9	$364.7	$1,331.3	$284.3	$309.9	$276.5	$870.7
	Operating margin (GAAP)		24.8%	24.7%	22.1%	20.5%	23.2%	21.3%	21.7%
	EBITDA margin (non-GAAP)		28.8%	28.4%	26.3%	24.6%	27.2%	25.4%	25.7%

______________________________________________________________________________________________

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (r) below for more information.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	3Q21	4Q21	FY2021	1Q22	2Q22	3Q22	YTD 3Q22
(d)	Net income (GAAP)		$232.7	$168.8	$805.8	$293.3	$194.0	$173.9	$661.2
	Acquisition and divestiture costs	(m)	5.5	3.7	15.7	3.3	0.9	0.4	4.6
	Gain on investment sale	(n)	—	—	(47.9)	N/A	N/A	N/A	N/A
	Debt extinguishment costs	(o)	—	—	14.8	N/A	N/A	N/A	N/A
	Pension settlement charge	(p)	N/A	109.8	109.8	N/A	N/A	N/A	N/A
	Business Solutions gain	(r)	N/A	N/A	N/A	(151.4)	—	—	(151.4)
	Business Solutions exit costs	(s)	N/A	N/A	N/A	7.7	—	—	7.7
	Russia/Belarus exit costs	(s)	N/A	N/A	N/A	11.0	0.2	(0.6)	10.6
	Income tax expense from change in permanent reinvestment assertion related to the sale of Business Solutions	(q)	18.1	(0.2)	17.9	N/A	N/A	N/A	N/A
	Income tax benefit from reversal of uncertain tax positions	(t)	N/A	N/A	N/A	N/A	N/A	(13.2)	(13.2)
	Income tax benefit/(expense) from other adjustments	(m), (n), (o), (p), (r), (s)	—	(23.3)	(19.0)	38.7	2.0	3.0	43.7
	Adjusted net income (non-GAAP)		$256.3	$258.8	$897.1	$202.6	$197.1	$163.5	$563.2

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	3Q21	4Q21	FY2021	1Q22	2Q22	3Q22	YTD 3Q22
	Consolidated Metrics cont.
(e)	Effective tax rate (GAAP)		20%	7%	14%	19%	18%	10%	17%
	Change in permanent reinvestment assertion related to the sale of Business Solutions	(q)	(6)%	0%	(2)%	N/A	N/A	N/A	N/A
	Reversal of uncertain tax positions	(t)	N/A	N/A	N/A	N/A	N/A	7%	2%
	Other adjustments	(m), (n), (o), (p), (r), (s)	0%	5%	1%	(6)%	(1)%	(2)%	(4)%
	Adjusted effective tax rate (non-GAAP)		14%	12%	13%	13%	17%	15%	15%

(f)	Diluted earnings per share (GAAP) ($- dollars)		$0.57	$0.42	$1.97	$0.74	$0.50	$0.45	$1.70
	Pretax impacts from the following:
	Acquisition and divestiture costs	(m)	0.01	0.01	0.03	0.01	—	—	—
	Gain on investment sale	(n)	—	—	(0.12)	N/A	N/A	N/A	N/A
	Debt extinguishment costs	(o)	—	—	0.04	N/A	N/A	N/A	N/A
	Pension settlement charge	(p)	N/A	0.27	0.27	N/A	N/A	N/A	N/A
	Business Solutions gain	(r)	N/A	N/A	N/A	(0.38)	—	—	(0.39)
	Business Solutions exit costs	(s)	N/A	N/A	N/A	0.02	—	—	0.02
	Russia/Belarus exit costs	(s)	N/A	N/A	N/A	0.02	—	—	0.03
	Income tax expense/(benefit) impacts from the following:
	Change in permanent reinvestment assertion related to the sale of Business Solutions	(q)	0.05	—	0.04	N/A	N/A	N/A	N/A
	Reversal of uncertain tax positions	(t)	N/A	N/A	N/A	N/A	N/A	(0.03)	(0.03)
	Other adjustments	(m), (n), (o), (p), (r), (s)	—	(0.06)	(0.04)	0.10	0.01	—	0.11
	Adjusted diluted earnings per share (non-GAAP) ($- dollars)		$0.63	$0.64	$2.19	$0.51	$0.51	$0.42	$1.44

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	3Q21	4Q21	FY2021	1Q22	2Q22	3Q22	YTD 3Q22
	C2C Segment Metrics
(g)	Revenues (GAAP)		$1,104.5	$1,111.5	$4,394.0	$999.0	$1,026.9	$982.4	$3,008.3
	Foreign currency translation impact	(k)	(9.4)	6.2	(46.4)	20.8	28.1	37.1	86.0
	Revenues, constant currency (non-GAAP)		$1,095.1	$1,117.7	$4,347.6	$1,019.8	$1,055.0	$1,019.5	$3,094.3
	Prior year revenues (GAAP)		$1,106.5	$1,121.5	$4,220.0	$1,050.9	$1,127.1	$1,104.5	$3,282.5
	Revenues (GAAP) - YoY % change		0%	(1)%	4%	(5)%	(9)%	(11)%	(8)%
	Adjusted revenues (non-GAAP) - YoY % change		(1)%	0%	3%	(3)%	(6)%	(8)%	(6)%

(h)	Principal per transaction, as reported ($- dollars)		$361	$354	$356	$356	$359	$360	$358
	Foreign currency translation impact	(k)	(1)	2	(4)	8	13	17	13
	Principal per transaction, constant currency ($- dollars)		$360	$356	$352	$364	$372	$377	$371
	Prior year principal per transaction, as reported ($- dollars)		$348	$341	$331	$354	$357	$361	$357
	Principal per transaction, as reported - YoY % change		4%	4%	8%	1%	0%	0%	0%
	Principal per transaction, constant currency - YoY % change		3%	4%	6%	3%	4%	4%	4%

(i)	Cross-border principal, as reported ($- billions)		$26.5	$26.5	$104.1	$23.8	$23.4	$23.0	$70.2
	Foreign currency translation impact	(k)	(0.2)	0.2	(1.2)	0.5	0.9	1.1	2.5
	Cross-border principal, constant currency ($- billions)		$26.3	$26.7	$102.9	$24.3	$24.3	$24.1	$72.7
	Prior year cross-border principal, as reported ($- billions)		$25.5	$25.3	$90.6	$24.5	$26.6	$26.5	$77.6
	Cross-border principal, as reported - YoY % change		4%	5%	15%	(3)%	(12)%	(13)%	(10)%
	Cross-border principal, constant currency - YoY % change		3%	5%	14%	(1)%	(9)%	(9)%	(6)%

	Business Solutions Segment Metrics
(j)	Revenues (GAAP)		$116.8	$109.2	$421.8	$89.1	$35.7	$42.6	$167.4
	Foreign currency translation impact	(k)	(3.1)	0.0	(15.9)	2.8	4.4	7.8	15.0
	Revenues, constant currency (non-GAAP)		$113.7	$109.2	$405.9	$91.9	$40.1	$50.4	$182.4
	Prior year revenues (GAAP)		$89.1	$89.2	$356.1	$96.5	$99.3	$116.8	$312.6
	Revenues (GAAP) - YoY % change		31%	22%	18%	(8)%	(64)%	(63)%	(46)%
	Adjusted revenues (non-GAAP) - YoY % change		28%	22%	14%	(5)%	(60)%	(57)%	(42)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

2022 Consolidated Outlook Metrics
	Notes	Range
Operating margin (GAAP)		20.0%	21.0%
Impact from acquisition and divestiture costs	(m)	0.0%	0.0%
Impact from the sale of Business Solutions, including exit costs	(r), (s)	(0.5)%	(0.5)%
Impact from Russia/Belarus exit costs	(s)	0.5%	0.5%
Adjusted operating margin, excluding Business Solutions operating income (non-GAAP)		20.0%	21.0%

		Range
Earnings per share (GAAP) ($- dollars)		$2.18	$2.28
Impact from acquisition and divestiture costs, net of related taxes	(m)	0.01	0.01
Gain on the sale of Business Solutions, net of related taxes	(r)	(0.45)	(0.45)
Impact from Business Solutions exit costs, net of related taxes	(s)	0.02	0.02
Impact from Russia/Belarus exit costs, net of related taxes	(s)	0.02	0.02
Reversal of uncertain tax positions	(t)	(0.03)	(0.03)
Adjusted earnings per share (non-GAAP) ($- dollars)		$1.75	$1.85

Non-GAAP related notes:

(k)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. The Company believes that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company's underlying results and trends.
(l)
Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(m)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(n)
On April 12, 2021, the Company sold a substantial majority of the noncontrolling interest it held in a private company for cash proceeds of $50.9 million. As a result, the Company recorded a pre-tax gain in the second quarter of 2021. The gain on the sale and the income taxes on the gain have been removed from adjusted results. The Company believes excluding the impact of this gain will provide investors with a more meaningful comparison of results with the historical periods presented.
(o)
On April 1, 2021, the Company repaid $500 million of aggregate principal amount of 3.6% unsecured notes due in 2022 and incurred approximately $14.8 million of costs, excluding accrued interest, in connection with the repayment. The cost associated with the repayment was recorded to Other income/(expense), net, in the second quarter of 2021. The costs associated with the payment and related tax benefit have been removed from adjusted results. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(p)
Represents the settlement charges for the Company's defined benefit pension plan incurred in the fourth quarter of 2021. On July 22, 2021, the Company's Board of Directors approved a plan to terminate and settle this frozen defined benefit plan, and during the fourth quarter of 2021, the Company settled its obligations under the plan and transferred the corresponding amount of plan assets to the insurer. The expenses associated with the pension settlement were recorded to Pension settlement charges within Total other income/(expense), net. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(q)
Represents the tax impact from changes to certain of the Company's permanent reinvestment assertions related to its decision to classify its Business Solutions business as held for sale in 2021. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(r)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer") and received cash consideration of $896.4 million, net of cash divested, subject to the remaining closes and regulatory capital adjustments. The sale will be completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151.4 million. The second closing, which includes the United Kingdom operations, is expected to occur in December 2022, pending required regulatory approvals. The third closing, which includes the European Union operations, is currently expected in the first quarter of 2023, pending regulatory approvals. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture. While the sale of the Company's Business Solutions business does not qualify for or represent discontinued operations, the Company has also adjusted operating income, beginning in the first quarter of 2022 and concurrent with the sale, to exclude the carved out direct profit of the Business Solutions business. During the period between the first and third closings, the Company will continue to record revenues and operating income for the European Union and United Kingdom operations, but it will pay the Buyer a measure of the profits from these operations, adjusted for other charges, as contractually agreed, and this expense is recognized in Other income/(expense), net. Therefore, the Company believes that providing this information enhances investors' understanding of the profitability of the Company's remaining businesses. The Company has also excluded the gain on the sale, net of related taxes from its first quarter 2022 results and the 2022 adjusted outlook, as management believes that excluding the impact from the gain on sale of the Business Solutions business will provide investors with a clearer and more meaningful comparison of results in 2022 and future periods. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures.

(s)
Represents the exit costs incurred in connection with the divestiture of the Business Solutions business and the suspension of operations in Russia and Belarus, primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets. While certain of the expenses are identifiable to the Company's segments, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results. These expenses have been excluded from operating income, the effective tax rate, and diluted earnings per share, net of related taxes. Additionally, the outlook metrics have been adjusted to exclude these costs, net of related taxes where applicable. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(t)
Represents non-cash reversals of significant uncertain tax positions. The Company believes excluding these reversals provides a more meaningful comparison of results to the historical periods presented.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer-to-Consumer segment.
(cc)
Represents the Europe and the Russia/Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer-to-Consumer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer-to-Consumer segment, including Mexico.
(ff)
Represents the East Asia and Oceania (“APAC”) region of the Company’s Consumer-to-Consumer segment.
(gg)
Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“Branded Digital”).
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Represents revenue from transactions conducted and funded through westernunion.com and transactions initiated on websites and mobile applications hosted by the Company's third-party white label or co-branded digital partners.